UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2015

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (228) 868-4000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.
On October 29, 2015, the Board of Directors of Hancock Holding Company (the "Company"), upon the recommendation of the Board's Corporate Governance and Nominating Committee, approved certain amendments to the Amended and Restated Bylaws of the Company (the "Bylaws").  The Bylaws have been amended and restated to effect these amendments.  The amendments enhance the information that is made available to the Board and stockholders in connection with stockholder-proposed business and director nomination, including amendments to:
1)  provide that notices of stockholder-proposed business and director nominations genearlly must be submitted at least 90 (but not more than 120) days prior to the anniversary date of the prior year's annual meeting;
2)  enhance the information required in stockholder notices of proposed business and director nominations by requiring that such notices: describe any proxies, contracts, understandings or relationships as a result of which the stockholder has the right to vote any Company securities; describe any agreements, arrangements and understandings between the stockholders and any other person in connection with the stockholder business proposals; include any other information that the stockholder would be required to disclose under the federal proxy rules if undertaking a proxy solicitation relating to the proposal or nomination; in the case of a director nomination, disclose all direct and indirect compensation and other material relationships involving the proposing stockholder and the nominee; and describe all of the stockholder's economic interests in Company securities, including any derivative positions, short positions, hedging and similar transactions, direct or indirect interests in any general or limited partnership which holds Company securities or derivative positions related to Company securities, or performance based fees the stockholder is entitled to receive based on any increase or decrease in the value of the Company's securities or derivative positions related to the Company's securities;
3)   provide that special meeting requests comply with information requirements generally consistent with those applicable to annual meetings; and
4)  require all director nominees to complete the Company's Director & Officer Questionnaire, and make certain representations to the Company relating to voting commitments, compensation and other economic arrangements and future compliance with the Company's corporate governance and other applicable policies and guidelines applicable to directors.
    The foregoing summary of the revisions to the Company's Bylaws is qualified in its the entirety by reference to the Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

	By:	/s/Michael M. Achary
	Name:	Michael M. Achary
	Title:	Chief Financial Officer
Dated: November 4, 2015

Exhibit 3.2